Exhibit 99.1

TetraLogic Announces Agreements to Sell SMAC mimetic and HDAC inhibitor assets to Medivir and to Restructure its Convertible Senior Notes and Delisting of Common Stock

PAOLI, PA., November 2, 2016 — TetraLogic Pharmaceuticals Corporation (NASDAQ: TLOG) (“TetraLogic” or “Company”), a clinical-stage biopharmaceutical company focused on discovering and developing novel small molecule therapeutics in oncology and infectious diseases, today announced that it has entered into an asset purchase agreement with Medivir AB (Nasdaq Stockholm: MVIR) (“Medivir”) to sell its SMAC mimetic program, including its clinical stage asset birinapant, and its topical HDAC inhibitor, SHAPE, to Medivir (the “Sale”).

In consideration Medivir is expected to pay $12 million in cash upon closing of the transaction as well as future milestones of up to $153 million based on the development and commercialization of TetraLogic’s product candidates and earn-out payments which become payable upon achievement of specified annual sales.

The transaction, which was approved by the Board of Directors, is expected to close by the end of the fourth quarter of 2016.  Closing is subject to certain conditions, including the approval of TetraLogic’s shareholders and of the holders of TetraLogic’s convertible debt (“Senior Notes”).

In connection with the Sale, the holders of the Senior Notes agreed to exchange $2.2 million in principal amount of the Senior Notes for 12,222,222 shares of newly issued convertible participating series A preferred stock, with certain preferential dividends and liquidation preferences.  Following this exchange, approximately $41.5 million in aggregate principal amount of Senior Notes will remain outstanding, plus accrued but unpaid interest on all Senior Notes.

Each share of preferred stock will accrue dividends at the rate of 8%, payable in priority to any dividend or other distribution on the Common Stock.  The preferred stock will have voting rights equivalent to one share of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), and will vote on an as-converted basis as a single class with the holders of Common Stock.

The holders of Senior Notes have agreed to vote their shares of preferred stock in support of the Sale. Shareholders of the Company holding approximately 17.48% of the outstanding shares of capital stock entitled to vote have signed voting agreements in support of the Sale.  Collectively therefore, holders of shares representing approximately 50.72% of the shares of capital stock entitled to vote will have agreed to vote their shares in favor of the Sale.

Under its agreement with the holders of Senior Notes, the Company has agreed to use the $12 million cash proceeds received at closing of the Sale to redeem $12 million in aggregate principal amount of the Senior Notes then outstanding.  The holders of the Senior Notes have also agreed to extend the maturity date of the Senior Notes to June 15, 2024 and to receive interest payments in additional Senior Notes in lieu of cash.

As a result of the Sale, the Company will be terminating all remaining employees, with all terminations expected to be completed no later than December 1, 2016.

On November 2, 2016, the Company received a letter from The Nasdaq Stock Market LLC (“Nasdaq”) that it determined to delist the Company’s Common Stock and that it will suspend trading of the Company’s Common Stock effective at the open of business on November 4, 2016.

The Company’s Board of Directors determined, after careful consideration and in light of the Sale, that voluntarily delisting and deregistering is in the overall best interests of the Company and its shareholders. Factors that the Board of Directors considered include the inability of the Company to regain compliance with continued listing requirements of Nasdaq, the costs associated with satisfying its ongoing reporting obligations and the nominal trading price and limited trading activity of its Common Stock.

In connection with the Sale, the Company is submitting a notice to Nasdaq of its intention to voluntarily delist its Common Stock, from The Nasdaq Global Market and to deregister its Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended.  The Company intends to file a Notification of Removal from Listing and/or Registration on Form 25 with the Securities Exchange Commission (“SEC”) as soon as permissible thereafter unless previously filed by Nasdaq and expects that the Common Stock will cease to be listed on The Nasdaq Global Market 10 days after the filing of Form 25.

The Company previously reported that it had received notice from Nasdaq informing the Company that it was not in compliance with (i) the minimum Market Value of Listed Securities requirements set forth in Nasdaq Listing Rule 5450(b)(2)(A); (ii) the $1.00 Minimum Bid Price requirement as set forth in Nasdaq Listing Rule 5450(a)(1); and (iii) the minimum $15 million market value of publicly-held shares requirement set forth in Nasdaq Listing Rule 5450(b)(2)(C).  Following a hearing before the Nasdaq hearing panel (“Panel”) to appeal a delisting determination by Nasdaq, the Company received notice that the Panel granted the Company’s request for continued listing on The Nasdaq Global Market subject to certain conditions, including completion of a conversion of its Senior Notes into equity of the Company by October 15, 2016 (the “Restructuring”).  On October 18, 2016, the Company received notice that the Panel had granted the Company’s request for an extension till October 31, 2016 for completion of the Restructuring.

Forward-Looking Statements

Some of the statements in this press release and other written and oral statements made from time to time by TetraLogic and its representatives are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include statements regarding the closing of the Sale, the exchange of the Senior Notes into preferred stock, cost savings and other benefits expected to be derived from the delisting and deregistration and the intent and belief or current expectations of TetraLogic and its management team. Such statements may be identified by the use of words like “anticipate”, “believe”, “estimate”, “expect”, “intend”, “may”, “plan”, “will”, “should”, “seek”, the negative of these terms or other comparable terminology. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements. For example, there can be no assurances that TetraLogic will successfully complete the Sale or the exchange of the Senior Notes.  Investors should read carefully the factors described in the “Risk Factors” section of TetraLogic’s filings with the SEC, including TetraLogic’s Form 10-K for the year ended December 31, 2015, for information regarding risk factors that could affect TetraLogic’s results. The forward-looking statements contained in this press release speak only as of the date of this press release and TetraLogic undertakes no obligation to publicly update any forward-looking statements to reflect changes in information, events or circumstances after the date of this press release, unless required by law.

Additional Information

This press release is being made in respect of the Sale. The proposed Sale will be submitted to the shareholder of the Company for their consideration. In connection with the proposed Sale, the Company will file a proxy statement with the SEC.  This press release does not constitute a solicitation of any vote or proxy from any shareholder of the Company. INVESTORS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY AND IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS OR MATERIALS FILED OR TO BE FILED WITH THE SEC OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE SALE. The final proxy statement will be mailed to the Company’s shareholders. In addition, the proxy statement and other documents will be available free of charge at the SEC’s internet website, www.sec.gov. When available, the proxy statement and other pertinent documents also may be obtained free of charge at the Company’s website, http://tetralogicpharma.com/, or by directing a written request to TetraLogic Pharmaceuticals Corporation, Attn: Secretary, in writing, at P.O. Box 1305, Paoli, PA 19301.

The Company and its directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in connection with the proposed Sale. Information about the Company’s directors and executive officers is included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 filed with the SEC on March 16, 2016 and the proxy statement for the Company’s 2015 annual meeting of shareholders, filed with the SEC on April 28, 2016. Additional information regarding these persons and their interests in the transaction will be included in the proxy statement relating to the proposed Sale when it is filed with the SEC. These documents can be obtained free of charge from the sources indicated above.

CONTACT:

Kevin Buchi

E-mail:  Kevin.Buchi@tetralogicpharma.com